UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 18, 2015

TEXAS INSTRUMENTS INCORPORATED

(Exact name of registrant as specified in charter)

DELAWARE	001-03761	75-0289970
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

12500 TI BOULEVARD

DALLAS, TEXAS 75243

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 479-3773

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2015, the Registrant’s Board of Directors elected Ms. Janet Clark to the Board of Directors of the Registrant and to the Board’s Audit Committee effective July 15, 2015.  Ms. Clark will be compensated as described in the Registrant’s Corporate Governance Guidelines and pursuant to the terms of the Texas Instruments 2009 Director Compensation Plan, as amended, which Plan was filed as an exhibit to the Registrant’s Form 8-K filed December 7, 2010.

The Board determined that Ms. Clark has no relationship that, in the opinion of the Board, would interfere with her exercise of independent judgment in carrying out her responsibilities as director.  There have been no transactions involving the Registrant or any of its subsidiaries in which Ms. Clark has or will have a direct or indirect material interest that are required to be disclosed by Item 404(a) of Regulation S-K.

ITEM 7.01 Regulation FD Disclosure.

The Registrant’s news release announcing Ms. Clark’s election is attached hereto as Exhibit 99.

ITEM 9.01. Exhibits

Designation of Exhibit in this Report	Description of Exhibit
99	Registrant’s News Release
Dated June 18, 2015 (furnished pursuant to Item 7.01)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS INSTRUMENTS INCORPORATED

Date: June 19, 2015	By:	/s/ Joseph F. Hubach
Joseph F. Hubach
Senior Vice President,
Secretary and General Counsel